Exhibit 99.1

Contact: Stephen R. Purtell Senior Vice President Investor Relations and Treasurer +1-972-595-5180 investors@sftp.com

August 26, 2020

ARLINGTON, Texas — Please replace the release (dated August 26, 2020) with the following corrected version due to multiple revisions. The updated release reads:

Credit Facility Amendment Provides Additional Financial Flexibility to Six Flags

Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company and the largest operator of waterparks in North America, today announced that it has amended its credit facility to further extend the covenant waiver period by one year, from the fourth quarter of 2020 to the fourth quarter of 2021, and to extend the covenant modification period by one year through the fourth quarter of 2022. In addition, all of the company’s incremental revolving credit lenders agreed to extend the incremental $131 million revolving commitments by one year.

“The operational actions we have taken to respond to the COVID-19 crisis, coupled with the one-year extension of both our covenant waiver period and the incremental revolving credit facility commitments, provide us with significant flexibility and financial strength as we manage through the pandemic-related disruption,” said Mike Spanos, President and CEO. “We remain focused on safely reopening more of our parks, profitably growing our base business, and reducing our net leverage ratio.”

Credit Facility Amendment

The amendment will, among other benefits, extend the suspension of the testing of the senior secured leverage ratio financial maintenance covenant through the end of 2021, unless the company elects to resume the net leverage covenant earlier. Commencing with the first quarter of 2022, through the third quarter of 2022, the company may elect to calculate the net leverage covenant by substituting Borrower Consolidated Adjusted EBITDA, as defined in the credit agreement, from the second, third and fourth quarters of 2021 with Borrower Consolidated Adjusted EBITDA from the second, third and fourth quarters of 2019. As a result, this amendment will eliminate the use of Borrower Consolidated Adjusted EBITDA from 2020, and from the second, third, and fourth quarters of 2021, in any net leverage covenant test. In addition, the company has agreed to extend the duration of the minimum liquidity covenant through December 31, 2022.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company and the largest operator of waterparks in North America, with 26 parks across the United States, Mexico and Canada. For 59 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling waterparks and unique attractions. For more information, visit www.sixflags.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding (i) our ability to continue to safely and profitably operate our parks, or reopen our parks that are temporarily closed, in accordance with CDC and local health guidelines, (ii) estimates of our net cash outflow during the time our operations are limited or fully suspended and for the balance of the year, (iii) the adequacy of our preparations for or the sufficiency of our liquidity, (iv) expectations regarding future actions and initiatives to increase profitability and resilience, and (v) our ability to significantly improve our financial performance and the guest experience. Forward-looking statements include all statements that are not historical facts and often use words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "may," "should," "could" and variations of such words or similar expressions. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, factors impacting attendance, such as local conditions, natural disasters, contagious diseases, including the novel coronavirus (COVID-19), or the perceived threat of contagious diseases, events, disturbances and terrorist activities; regulations and guidance of federal, state and local governments and health officials regarding the response to COVID-19, including with respect to business operations, safety protocols and public gatherings; recall of food, toys and other retail products sold at our parks; accidents or contagious disease outbreaks occurring at our parks or other parks in the industry and adverse publicity concerning our parks or other parks in the industry; availability of commercially reasonable insurance policies at reasonable rates; inability to achieve desired improvements and our financial performance targets set forth in our aspirational goals; adverse weather conditions such as excess heat or cold, rain and storms; general financial and credit market conditions, including our ability to access credit or raise capital; economic conditions (including customer spending patterns); changes in public and consumer tastes; construction delays in capital improvements or ride downtime; competition with other theme parks, waterparks and entertainment alternatives; dependence on a seasonal workforce; unionization activities and labor disputes; laws and regulations affecting labor and employee benefit costs, including increases in state and federally mandated minimum wages, and healthcare reform; environmental laws and regulations; laws and regulations affecting corporate taxation; pending, threatened or future legal proceedings and the significant expenses associated with litigation; cybersecurity risks and other factors could cause actual results to differ materially from the company’s expectations, including the risk factors or uncertainties listed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Although we believe that the expectations reflected in such forward-looking statements are reasonable, we make no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, and our other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investors.sixflags.com and on the SEC’s website at www.sec.gov.